UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

May 11, 2023

Date of Report (Date of earliest event reported)

inTEST Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-36117 (Commission File Number)	22-2370659 (I.R.S. Employer Identification No.)

804 East Gate Drive, Suite 200, Mt. Laurel, New Jersey 08054 (Address of Principal Executive Offices, including zip code)

(856) 505-8800 (Registrant's Telephone Number, including area code)

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	INTT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.    Entry into a Material Definitive Agreement.

On May 11, 2023, inTEST Corporation (the "Company") entered into an At-the-Market Issuance Sales Agreement (the "Sales Agreement") with Lake Street Capital Markets, LLC, as selling agent (the “Agent”), and Northland Securities, Inc., d/b/a Northland Capital Markets, as co-agent, pursuant to which the Company may issue and sell shares of its common stock, $0.01 par value per share ("Common Stock"), having an aggregate offering price of up to $20,000,000 (the "Shares"), from time to time through the Agent (the "Offering"). Also, on May 11, 2023, the Company filed a prospectus supplement with the Securities and Exchange Commission in connection with the Offering under its existing automatic shelf registration statement, which became effective on November 19, 2020 (File No. 333-250047) (the "Registration Statement"), and the base prospectus contained therein.

Upon delivery of a placement notice, and subject to the terms and conditions of the Sales Agreement, the Agent may sell the Shares by methods deemed to be an "at the market offering" as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended. The Company may sell the Shares in amounts and at times to be determined by the Company from time to time subject to the terms and conditions of the Sales Agreement, but it has no obligation to sell any of the Shares in the Offering. The Company will only sell Shares through one Agent on any single day.
The Company or the Agent may suspend or terminate the Offering upon notice to the other parties and subject to other conditions. Each Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices and applicable state and federal law, rules and regulations and the rules of NYSE American Stock Exchange.

The Company has agreed to pay the Agent commissions for their services in acting as agent in the sale of the Shares in the amount of up to 3.0% of gross proceeds from the sale of the Shares pursuant to the Sales Agreement. The Company has also agreed to provide the Agent with customary indemnification and contribution rights.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full and complete terms of the Sales Agreement, a copy of which is filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
1.1	Sales Agreement, dated May 11, 2023, by and between inTEST Corporation and Lake Street Capital Markets, LLC
5.1	Opinion of Harter Secrest & Emery LLP
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

inTEST CORPORATION

By:	/s/ Duncan Gilmour
Duncan Gilmour
Chief Financial Officer, Treasurer and Secretary

Date:   May 11, 2023